Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2008 relating to the consolidated financial statements and financial statement schedule as of December 31, 2007 and 2006 and for each of the two years in the period ended December 31, 2007 of LogicVision, Inc., which appears in LogicVision, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/S/ BURR, PILGER & MAYER LLP
Burr, Pilger & Mayer LLP
Palo Alto, California
May 22, 2008